Exhibit 13

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

and Pursuant to Rule 13a-14(b)

under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)

In connection with the Annual Report on Form 20-F of JA Solar Holdings Co., Ltd. (the “Company”) for the year ended December 31, 2006 as filed with the SEC on the date hereof (the “Report”), Huaijin Yang, as Chief Executive Officer of the Company, and Hexu Zhao, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350 and Rule 13a-14(b) under the Exchange Act, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Exchange Act; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Huaijin Yang
Name:	Huaijin Yang
Title:	Chief Executive Officer
Date:	May 31, 2007

By:	/s/ Hexu Zhao
Name:	Hexu Zhao
Title:	Chief Financial Officer
Date:	May 31, 2007

This certification accompanies the Report pursuant to Rule 13a-14(b) under the Exchange Act and 18 U.S.C. Section 1350 and shall not be deemed “filed” by the Company for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section